EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (“Agreement”), made as of July 12, 2021, effective on September 1, 2021, between CORONADO GLOBAL RESOURCES INC. (the
“Company”), a Delaware corporation and Christopher P.

Meyering (“Employee”), presently
residing in or near ***.
WITNESSETH:
WHEREAS, the Company wishes to offer employment to the Employee and to protect against Employee’s competing against the Company,

and Employee desires to be
employed by the Company and to provide assurances of confidentiality as set forth in this
Agreement,

NOW,

THEREFORE, intending to be legally bound hereby, the Company hereby agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:
1. Duties and Responsibilities.
Employee shall hold the position of Vice President, Chief Legal Officer & Secretary and shall render such services and perform such duties commensurate with his position as may be reasonably assigned to him from time to time by the Company.

Excluding any
periods of vacation and sick leave to which Employee is entitled, Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the
Company and, to the extent necessary to discharge the responsibilities assigned to Employee hereunder, to use Employee’s

reasonable best efforts to perform faithfully and efficiently such responsibilities.
2. Compensation.
(a)
Employee’s base salary effective as of the effective

date set forth above shall
be US$500,000 per year, which shall be reviewed from time to time and may be increased by the Company in the best interests of the Company and in accordance with Employee’s then current responsibilities, paid in accordance with the Company’s regular payroll practices and on regularly scheduled payroll dates.

In addition, Employee shall be entitled
to participate in all short-term incentive, long term incentive, welfare, savings and retirement and other employee benefit plans, practices, policies, and programs applicable generally to other executive officers of the Company.
(b) The Company shall reimburse the Employee for all reasonable business expenses paid by the Employee in the performance of his duties or as otherwise may be approved by the Company.

Expenses shall be reimbursed within a reasonable period of time
(not to exceed four (4) weeks) following the submission of appropriate proof of any such expenditures.
3.
Term; Termina

tion of Employment.
(a) Subject to the terms and provisions of this Agreement, Employee’s employment hereunder shall commence as of September 1, 2021 and shall continue until
December 31, 2022 (the “Expiration Date”).

Notwithstanding the forgoing to the contrary,
each year the Expiration Date shall be automatically extended to December 31 of the following year unless either party gives written notice to the other party, on or before
September 30 of the year in which the Expiration Date is scheduled to occur, of its intention not to extend the Expiration Date.

(b) The employment of Employee hereunder may be terminated by the Company with or without Cause (as defined below) or by Employee with or without Good Reason (as defined below).

Employee’s employment shall terminate automatically if Employee dies.

If
the Company determines in good faith that the Disability (as defined below) of Employee has occurred, it may give to Employee written notice of its intention to terminate
Employee’s employment.

In such event, Employee’s employment with the Company shall
terminate effective on the 30th day after receipt of such notice by Employee, provided that, within the thirty (30) days after such receipt, Employee shall not have returned to full-time performance of Employee’s duties. Nothing in this section shall be construed to waive the
Employee's rights, if any, under existing law including, without limitation, the Americans with Disabilities Act.
(c) “Cause” shall mean by reason of Employee’s: (i) conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the
Company or its affiliates or involving acts of theft, fraud, embezzlement, moral turpitude, or similar conduct, (ii) repeated intoxication by alcohol or drugs during the performance of such Employee’s duties in a manner that materially and adversely affects the Employee's performance of such duties, (iii) malfeasance, in the conduct of such Employee's duties, that consists of (1) willful and intentional misuse or diversion of funds of the Company or its affiliates, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or its Affiliates, or (iv)
material failure to perform the duties of Employee’s employment or material failure to follow or comply with the reasonable and lawful written directives of the board of directors or the board of managers or other governing body a subsidiary or affiliate of the Company by which such Employee is employed, in either case after the Employee shall have been informed, in writing, of such material failure and given a period of not more than thirty (30)
days to fully remedy same.

(d) “Disability” shall mean Employee's incapacity due to physical or mental illness that (i) shall have prevented Employee from performing his duties for the Company or any of its subsidiaries or affiliates on a full-time basis for more than one hundred eighty
(180) days or (ii) (1) the board of directors determines, in good faith, is likely to prevent
Employee from performing such duties for such a 180-day period and (2) thirty (30) days has elapsed since delivery to Employee of the determination of the board and Employee has not resumed such performance of duties.

(e) “Good Reason” shall mean, without Employee’s express written consent, the occurrence of any one or more of the following: (i) a material diminution of Employee’s authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an employee of the Company or any successor thereof (any such diminution occurring as a result of the Company’s ceasing to be a publicly traded entity (or its merger into, or acquisition of the business of the Company or of a substantial portion of its assets by, another publicly traded entity) shall be deemed material for purposes of the foregoing); (ii) the Company’s requiring Employee to be based at a location in excess of thirty-five miles from the location of Employee’s principal job location or office immediately prior to such change; (iii) a reduction in Employee’s base salary or any material reduction by the Company of Employee’s other compensation or benefits; (iv) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under this Agreement; (v) any purported termination by the Company of Employee’s employment that (1) is not effected pursuant to a notice of termination indicating the specific termination provision in this
Agreement relied upon, and (2) shall set forth in reasonable detail the facts and circumstances claimed to provide a reasonable good faith basis for termination of
Employee’s employment; and (vi) a material breach of this Agreement by the Company.
Employee must deliver the Company written notice of his resignation for Good Reason no later than thirty (30) days after the occurrence of any such event in order for Employee’s resignation with Good Reason to be effective hereunder, such resignation will not be effective until the 30th day following receipt of such written notice by the Company (the

“cure period”) and such resignation shall not be deemed to be for “Good Reason” hereunder unless the circumstance giving rise to Employee’s “Good Reason” remains uncured at the end of the cure period.
4. Compensation Upon Termination of Employment.
(a) Termination by the Company for Cause or Resignation by Employee Without
Good Reason.

If Employee’s employment is terminated by the Company for Cause or by
Employee without Good Reason, the Company shall provide the following (referred to in this Agreement as the “Accrued Obligations”) to the Employee (i) Employee’s base salary, vacation, unpaid business expenses and other cash entitlements accrued through the date of termination shall be paid to Employee in a lump sum of cash on the first regularly scheduled payroll date that is at least ten (10) days from the date of termination to the extent theretofore

unpaid, (ii) the amount of any compensation previously deferred by Employee shall be paid to Employee in accordance with the terms of the applicable deferred compensation plan to the extent theretofore unpaid and (iii) amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company at or subsequent to the date of termination, payable in accordance with such plan, policy, practice or program or contract or agreement, and the Company shall have no other severance obligations with respect to
Employee under this Agreement.

(b)
Termination by the Company Without

Cause or Resignation by the Employee
for Good Reason.

If Employee’s employment is terminated by the Company without Cause or if Employee resigns for Good Reason, the Company shall provide the following to
Employee (i) the Accrued Obligations, payable as provided in Section 4(a) hereof, (ii) a period of twelve (12) months (“Severance Period”) base salary based upon the salary
Employee earned at the time of his termination, and (iii) an amount equal to the cost to
Employee for the continuation of any health and medical benefits during the Severance
Period.

Any payments due hereunder shall be conditioned upon Employee having provided, within sixty (60) days of his termination of employment, an irrevocable waiver and general release of claims in favor of the Company (and its respective affiliates, subsidiaries, successors, officers, directors, and employees) in a form reasonably satisfactory to the
Company.
(c)
Death or Disability.

If Employee’s employment is terminated by reason of
Employee’s death or Disability,

the Company shall provide the Accrued Obligations to
Employee, or in the event of Employee’s death, to his estate or beneficiaries, and the
Company shall have no other severance obligations with respect to Employee under this
Agreement.

5. Confidential Information, etc.
(a) Employee recognizes and acknowledges that: (i) in the course of Employee’s employment by the Company it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the Company’s sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customers’ purchases from the
Company, the Company’s

sources of supply, computer programs, system documentation,
special hardware, product hardware, related software development, manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the
Company’s affairs (collectively referred to herein as the “Confidential Information”); (ii) the
Confidential Information is the property of the Company; (iii) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company’s good will and to the

maintenance of the Company’s competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the
Confidential Information to Employee’s own advantage or the advantage of others.

For
purposes of this Agreement, Confidential Information shall not include information known by Employee before his employment with the Company or information that becomes publicly available through some means other than disclosure by Employee in violation of this Agreement.

(b) Employee further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained (i) from soliciting or inducing any employee of the Company or of any subsidiary of the Company
(for purposes of

Sections 5, 6 and 7 herein the “Company” shall mean to include any subsidiaries or affiliates thereof) to leave the employ of the Company,

(ii) from hiring or
attempting to hire any Employee of the Company, (iii) from soliciting the trade of or trading with the customers of the Company for any business purpose, and (iv) from competing against the Company each according to the terms of Section 6 following.
6. Confidentiality, Non-compete and Related Covenants.
(a) Employee agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the
Company at any time, either during his employment by the Company or subsequent to the termination or resignation of his employment by the Company, for any reason, any of the
Confidential Information, whether or not developed by Employee, except as required in the performance of Employee’s duties to the Company.

For the avoidance of doubt, this
provision shall not prohibit Employee from reporting possible violations of federal law or regulation to any governmental agency or entity or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

The Company’s
approval shall not be required, nor shall notice to the Company be required, in connection with such reports or disclosures.
(b) Upon the termination of Employee’s employment by the Company or resignation by the Employee, for any reason, Employee shall promptly deliver to the
Company all originals and copies of correspondence, drawings, blueprints, financial and business records, marketing and publicity materials, manuals, letters, notes, notebooks, laptops, reports, flow-charts, programs, proposals and any documents concerning the
Company’s customers or concerning products or processes used by the Company and, without limiting the foregoing, shall promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.
(c) Subject to the provisions of Section 6(f) following, Employee agrees that during his employment by the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company for any business purpose other than for the benefit of the Company.

Upon termination of Employee’s
employment by the Company, including without limitation

termination by the Company in a
termination for Cause or otherwise, or upon the resignation of the Employee, except in the case of Good Reason, Employee further agrees that for a period of one (1) year after the cessation of employment hereunder, Employee shall not, directly or indirectly,

solicit the
trade of, or trade with, any customers, or prospective customers, of the Company, or solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the
Company for any reason whatsoever or hire any employee of the Company.

(d) Subject to the provisions of Section 6(f) following, during the period of
Employee’s employment hereunder and upon termination of Employee’s employment by the
Company, including without limitation termination by the Company in a termination for
Cause or otherwise, or upon the resignation of the Employee except in the case of Good
Reason, Employee agrees that for a period of one (1) year after the cessation of employment hereunder, Employee shall not, in any Competitive Territory,

engage, directly or indirectly,
whether as principal or as agent, officer, director,

employee, consultant, shareholder or
otherwise, alone or in association with any other person, corporation or other entity, in any
Competing Business.

For purposes of this Agreement, (i) the term “Competing Business”
shall mean the production or sales of metallurgical bituminous coal, and (ii) the term
“Competitive Territory” shall mean the United States of America, Australia and any other nation in which, to the knowledge of Employee, the Company has made or considered making such sales, either itself or through a subsidiary, affiliate or joint venture partner, during the last two years prior to the termination of Employee’s employment hereunder.
(e) Prior to accepting employment during the one-year non-compete period referred to in Section 6(d), Employee shall notify the Company of such employment opportunity in reasonable detail in order for the Company to determine if the position
Employee is seeking violates this Agreement.
(f) Notwithstanding the provisions of Sections 6(c) or 6(d) to the contrary, the
Company, it is sole and absolute discretion, may,

by written notice delivered to Employee
promptly after the termination of Employee’s employment by the Company or the resignation of Employee, elect to waive and not enforce the non-solicitation and non-
compete provisions of Sections 6(c) and 6(d).

(g) Unless the Company has provided notice that it has waived and will not enforce both the non-solicitation and non-compete provisions of Sections 6(c) and 6(d) as provided in Section 6(f), during the one-year period beginning on the first business day following the last day of Employee’s employment with the Company,

the Company shall
pay the Employee, in twelve equal monthly payments during such year commencing thirty
(30) days after the last day of Employee’s employment with the Company,

an amount equal
to one half (1/2) of the annual salary of Employee as of the business day immediately preceding the last day of Employee’s employment with the Company.

Payments under this
section shall be in addition to any severance or other payments due to Employee under the terms of this Agreement.

During such one-year period (unless the waiver contemplated by
Section 6(f) has been made), and in consideration of the payments contemplated by this
Section 6(g), Employee agrees to consult with the Company as requested by the Company provided such consultation: shall not require more than twenty (20) hours of consultation per week; shall not unreasonably interfere with any subsequent employment (if any) secured by
Employee during such one-year period, and shall be reasonably related to the duties of
Employee while employed.

At Employee’s discretion, Employee shall provide such
consultation by phone, e-mail or other remote communication or at the location of
Employee’s principal job location or office immediately prior to the termination of his employment and shall not be required to otherwise travel.
7. Injunctive and other relief.
(a) Employee represents that his experience and capabilities are such that Sections
5 and 6 hereof not prevent him from earning his livelihood and acknowledges that it would cause the Company serious and irreparable injury and cost if Employee were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in said paragraphs.

(b) In the event of a breach by Employee of the terms of this Agreement, the
Company shall be entitled, if it shall so elect, to institute legal proceedings to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law.

Employee acknowledges,
however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.
(c) It is the intention of the parties that the provisions of Sections 5 and 6 hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof.

If any provision or
provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this
Agreement shall be deemed amended to delete or modify, as necessary,

the offending
provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.
8. Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.
9. Amendments, waivers, etc.
No amendment of any provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of the Company and Employee.

No such
amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject matter of such amendment, postponement or waiver.

No failure or delay on the part of the Company or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
10. Assignment.
The rights and duties of the Company under this Agreement may be transferred to, and shall be binding upon, any person or company which acquires or is a successor to the
Company, its business or a significant portion of the assets of the Company by merger, purchase or otherwise, and the Company shall require any such acquirer or successor by agreement in form and substance reasonably satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the
Company, as the case may be, would be required to perform if no such acquisition or succession had taken place.

Regardless of whether such agreement is executed, this
Agreement shall be binding upon any acquirer or successor in accordance with the operation of law and such acquirer or successor shall be deemed the “Company”, as the case may be, for purposes of this Agreement.

The Employee may not transfer any of his respective rights
and duties hereunder except with the written consent of the Company.

11. Interpretation, etc.
The Company and Employee have participated jointly in the negotiation and drafting of this Agreement.

If an ambiguity or question of intent or interpretation arises, this
Agreement shall be construed as if drafted jointly by the Company and Employee and no presumption or burden of proof shall arise favoring or disfavoring the Company or Employee because of the authorship of any of the provisions of this Agreement.

The word “including”
shall mean including without limitation.

The rights and remedies expressly specified in this
Agreement are cumulative and are not exclusive of any rights or remedies which either party would otherwise have.

The Section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

For purposes of this Agreement, the
term “termination” when used in the context of a condition to, or timing of, payment hereunder shall be interpreted to mean a “separation from service” as that term is used in
Section 409A of the Code.

12. Integration; counterparts.
This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof.

This Agreement may be executed
in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

It shall not be necessary in making
proof of this Agreement to produce or account for more than one such counterpart.
13.
Code Section 409A.

This Agreement is intended to comply with Section 409A of the Internal Revenue
Code of 1986, as amended (the “Code”), and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by Section 409A, to the extent applicable. Any payments that qualify for the
"short-term deferral" exception or another exception under Section 409A shall be paid under the applicable exception. Notwithstanding anything in this Agreement to the contrary, if required by Section 409A, if the Employee is considered a "specified employee" for purposes of Section 409A and if payment of any amounts under this Agreement is required to be delayed for a period of six months after separation from service pursuant to Section 409A
(after taking into account all applicable exemptions), payment of such amounts shall be delayed as required by Section 409A, and the accumulated amounts shall be paid in a lump sum payment within ten (10) days after the end of the six-month period.

If the Employee dies
during the postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A shall be paid to the personal representative of the Employee's estate within sixty (60) days after the date of the Employee's death.

All payments to be made upon
a termination of employment under this Agreement may only be made upon a "separation from service" under Section 409A.

For purposes of Section 409A of the Code, the right to a
series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

In no event may the Employee, directly or indirectly, designate the calendar year of a payment. All reimbursements and in-kind benefits provided under the
Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement or if no such period is specified, during the Employee's lifetime, (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding any provision contained herein, in no event shall the Company be obligated to reimburse the

Employee for any additional tax (or related penalties and interest) Employee may incur by reason of application of Section 409A.

“Termination of employment,” “resignation” or
words of similar import, as used in this Agreement shall mean, with respect to any payments subject to Section 409A, the Employee’s “separation from service” as defined by Section
409A.
14. Notices.
Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and shall be deemed to have been properly given (a) when delivered by hand; (b) when sent by email (with acknowledgment of complete transmission), provided that a copy is also mailed by U.S. certified mail, return receipt requested; (c) five (5) days after sent by certified mail, return receipt requested; or (d)
three (3) days after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and email addresses set forth below:
If to Employee:
Christopher P.

Meyering
***
Email: ***
If to the Company:
Coronado Global Resources
Lvl 33 CP1, 345 Queen Street
Brisbane, 4000, Australia
Attn: Garold Spindler
Email: ***
15.
Vacation

.

The Employee shall initially be entitled to not less than four (4) week’s annual paid vacation, prorated for partial years. Vacation

time not used by the end of the year shall be
forfeited.

16.
Indemnity.

Employer will, to the maximum extent permitted by Employer’s bylaws and applicable law, indemnify and hold Employee harmless for any acts or decisions made in good faith while performing services for Employer; provided, however, acts determined by a court of competent jurisdiction to be acts of gross negligence or willful misconduct will not be deemed to be in good faith.
Signature Page Follows

IN WITNESS WHEREOF, the due

execution hereof as of the date first above written.
CORONADO GLOBAL RESOURCES
INC.

/s/ Emma Pollard

By: /s/ Garold R. Spindler

Witness:

Garold R. Spindler

Chief Executive Officer

/s/ Cecilia Santos

By: /s/ Christopher P.

Meyering

Witness:

Christopher P.

Meyering